UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report: March 4, 2006
(Date of earliest event reported)
AT&T Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 East Houston, San Antonio, Texas 78205
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
(a) Merger Agreement
On March 4, 2006, AT&T Inc., a Delaware corporation (“AT&T”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ABC Consolidation Corp., a Georgia corporation and wholly-owned subsidiary of AT&T (“Merger Sub”), and BellSouth Corporation, a Georgia corporation (“BellSouth”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into BellSouth, with BellSouth continuing as the surviving corporation and as a wholly-owned subsidiary of AT&T (the “Merger”).
At the effective time and as a result of the Merger, each share of common stock, par value $1.00 per share, of BellSouth issued and outstanding immediately prior to the effective time of the Merger will be converted into and become exchangeable for 1.325 common shares, par value $1.00 per share, of AT&T.
Pursuant to the Merger Agreement, as of the effective time of the Merger, three members of BellSouth’s Board of Directors mutually selected by BellSouth and AT&T will become members of AT&T’s Board of Directors.
AT&T and BellSouth have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct their respective businesses in the ordinary and usual course during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) that BellSouth will convene and hold a meeting of the shareholders of BellSouth to consider and vote upon the approval of the Merger, (iv) that AT&T will convene and hold a meeting of holders of AT&T’s common shares to consider and vote upon the approval of the issuance of AT&T’s common shares required to be issued in the Merger and (v) that, subject to certain exceptions, each of the Boards of Directors of BellSouth and AT&T will each recommend approval of the Merger and the issuance of AT&T’s common shares, respectively, by their shareholders. In addition, BellSouth has made certain additional customary covenants, including, among others, covenants not to (i) solicit or knowingly facilitate inquiries or proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information or data in connection with alternative business combination transactions.
Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement by the holders of BellSouth common stock, (ii) approval of the issuance of AT&T common shares required to be issued in the Merger by the holders of AT&T’s common shares, (iii) absence of certain laws or orders prohibiting the closing, (iv) approvals by the Federal Communications Commission and certain state regulatory commissions and (v) expiration or termination of the Hart-Scott-Rodino waiting period and certain other regulatory approvals. Each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects of the other party of its obligations and (iii) the delivery of customary opinions from counsel to AT&T and counsel to BellSouth that the Merger will qualify as a tax-free reorganization for federal income tax purposes. The Merger Agreement contains certain termination rights for both AT&T and BellSouth, and further provides that, upon termination of the Merger Agreement under specified circumstances, BellSouth may be required to pay to AT&T, or AT&T may be required to pay to BellSouth, a termination fee of $1.7 billion.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.
BellSouth and AT&T jointly own Cingular Wireless LLC.
BellSouth and AT&T are also parties to an internet yellow pages joint venture operated through YellowPages.com LLC.
(b) Extension Agreement
In addition, on March 4, 2006 AT&T and Edward E. Whitacre, Jr., Chairman of the Board and Chief Executive Officer of AT&T, entered into an agreement to extend the term of Mr. Whitacre’s existing Employment Agreement dated November 16, 2001 (the “Employment Agreement”) until the regular annual meeting of AT&T’s stockholders to be held in 2008.
The foregoing description of the extension to the Employment Agreement is qualified in its entirety by reference to the extension letter, which is filed as Exhibit 10.1, and is incorporated into this report by reference.
In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement/prospectus of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration statement and joint proxy statement, when they become available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained without charge from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s preliminary proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on February 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration statement and joint proxy statement, and the other relevant documents filed with the SEC when they become available.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 4, 2006 among BellSouth Corporation, AT&T Inc. and ABC Consolidation Corp. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

10.1	Agreement, dated as of March 4, 2006, regarding Employment Agreement between AT&T Inc. (formerly known as SBC Communications Inc.) and Edward E. Whitacre, Jr. (Attachment thereto incorporated by reference to Exhibit 10-y to Form 10-K for 2001)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T Inc.
Date: March 4, 2006	By:	/s/ John J. Stephens
Name John J. Stephens
Title: Vice President and Controller

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 4, 2006, among BellSouth Corporation, AT&T Inc. and ABC Consolidation Corp. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

10.1	Agreement, dated as of March 4, 2006, regarding Employment Agreement between AT&T Inc. (formerly known as SBC Communications Inc.) and Edward E. Whitacre, Jr. (Attachment thereto incorporated by reference to Exhibit 10-y to Form 10-K for 2001)